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                                                                 Exhibit 99.B(j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 26, 2004, relating to the financial statements and financial highlights which appears in the May 31, 2004 Annual Report to Shareholders of SEI Institutional Investments Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
September 28, 2004